UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): June 26, 2018

Palatin Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15543	95-4078884
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

4B Cedar Brook Drive, Cranbury, NJ	08512
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 495-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Approval of Amendment to 2011 Stock Incentive Plan, as Amended and Restated. At the meeting of stockholders of Palatin Technologies, Inc. (the “Company”) held on June 26, 2018, the stockholders approved an amendment to the Company’s 2011 Stock Incentive Plan, as amended and restated (the “2011 Plan”). The amendment increases the number of shares available for equity awards under the 2011 Plan by 10,000,000 shares, from 22,500,000 to 32,500,000. In addition to the 32,500,000 Shares that may be issued or transferred with respect to awards under the 2011 Plan, shares covering awards, including awards under the Company’s 2005 Stock Plan, as amended, that were outstanding on May 11, 2011 (the date of the initial stockholder approval of the 2011 Plan), that terminate or are forfeited, or shares that are returned to the Company pursuant to a compensation recovery policy, will again be available for issuance under the 2011 Plan.

The 2011 Plan authorizes the grant of equity-based and cash-based compensation to the Company’s employees, consultants and non-employee directors in the form of stock options, stock appreciation rights, restricted shares, restricted share units, other share-based awards and cash-based awards.

The foregoing description of the 2011 Plan, as amended and restated, is not complete and is qualified in its entirety by referral to the full text of the 2011 Plan, a copy of which is filed with this Current Report as Exhibit 10.1.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company’s annual meeting of stockholders was held on June 26, 2018 to consider and vote on the following: (1) election of directors, (2) ratification of the appointment of the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2018, (3) approval of the Company’s 2011 Stock Incentive Plan, as amended and restated, and (4) advise the Company whether stockholders approve the compensation of the Company’s named executive officers.

Common stock and Series A convertible preferred stock voted as a single class on all matters. There were present in person or by proxy 118,578,028 votes, representing a majority of the total outstanding eligible votes as of the record date for the meeting.

1.
Election of Directors. The stockholders elected the following eight directors to serve until the next annual meeting, or until their successors are elected and qualified, by the votes set forth below:

Nominee	FOR	WITHHELD
01) Carl Spana, Ph.D.	40,376,899	1,449,374
02) John K.A. Prendergast	32,717,379	9,108,894
03) Robert K. deVeer, Jr.	33,828,658	7,997,615
04) J. Stanley Hull	33,835,004	7,991,269
05) Alan W. Dunton, M.D.	33,562,476	8,263,797
06) Angela Rossetti	40,570,221	1,256,052
07) Arlene M. Morris	33,844,654	7,981,619
08) Anthony M. Manning, Ph.D.	40,575,428	1,250,845
Broker Non-Votes: 76,751,755 for each director

2.
Ratification of Appointment of Independent Registered Public Accounting Firm.  The stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2018, by the votes set forth below:

For	Against	Abstain
113,024,229	4,362,919	1,190,880

3.
Approval of an amendment to the Company's 2011 Stock Incentive Plan, as amended and restated. The stockholders approved an amendment to the Company's 2011 Stock Incentive Plan, as amended and restated, to increase the number of shares available for equity awards by 10,000,000 shares, from 22,500,000 shares to 32,500,000 shares, by the votes set forth below:

For	Against	Abstain
21,205,366	20,469,121	151,786

Broker Non-Votes: 76,751,755

4.
Say-on-Pay. The stockholders voted to advise the Company that they do not approve the compensation of the Company's named executive officers by the votes set forth below:

For	Against	Abstain
20,061,553	21,429,564	335,156

Broker Non-Votes: 76,751,755

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

10.1
2011 Stock Incentive Plan, as amended and restated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALATIN TECHNOLOGIES, INC.

Date: June 27, 2018	By:	/s/ Stephen T. Wills
Stephen T. Wills, CPA, MST Executive Vice President, Chief Financial Officer and Chief Operating Officer

EXHIBIT INDEX

10.1
2011 Stock Incentive Plan, as amended and restated.